UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 22, 2026

Date of Report (Date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	LVLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Fractional Chief Financial Officer’s Term

On January 22, 2026, Lulu's Fashion Lounge Holdings, Inc. (the “Company”) entered into Amendment No. 1 to Consulting Project Details No. 2 under the Master Consulting Services Agreement between the Company and Business Talent Group, LLC (“BTG”) for an extension of Heidi Crane’s term as its fractional Chief Financial Officer (collectively, the “Amendment”).

Ms. Crane has been, and will remain, employed by BTG and will provide her services pursuant to the Amendment. The Amendment will extend the term of Ms. Crane’s engagement from January 23, 2026 until the conclusion of Milestone 2 (which is expected to conclude on or about February 23, 2026 and may be extended upon mutual agreement by the Company and BTG). The Company will pay BTG $63,000 for the services rendered by Ms. Crane for Milestone 2.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

 The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment No. 1 to Consulting Project Details No. 2 to the Master Consulting Services Agreement, dated January 22, 2026, between Lulu’s Fashion Lounge, LLC and Business Talent Group, LLC.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lulu’s Fashion Lounge Holdings, Inc.

Date: January 22, 2026	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer